UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Citigroup Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

CITIGROUP INC. 3800 CITIGROUP CENTER DRIVE BLDG G, MAIL ZONE G3-23 TAMPA, FL 33610-9122 V00658-P86193-Z84289-Z84300
Your Vote Counts! CITIGROUP INC. 2023 Annual Meeting Vote by April 24, 2023 11:59 p.m. E.T.

You invested in CITIGROUP INC. and it’s time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on April 25, 2023.

Get informed before you vote

View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 11, 2023. If you would like to request a copy of the material(s) for this and/or future stockholder meeting(s), you may (1) visit www.ProxyVote.com, (2) call 1‐800‐579‐1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit www.ProxyVote.com

Smartphone users Point your camera here and vote without entering a control number	Vote Virtually at the Meeting* April 25, 2023 9:00 a.m. E.T.
Virtually at: www.virtualshareholdermeeting.com/CITI2023

*Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items	Board Recommends
1. Proposal to elect 13 Directors:
1a. Ellen M. Costello	For
1b. Grace E. Dailey	For
1c. Barbara J. Desoer	For
1d. John C. Dugan	For
1e. Jane N. Fraser	For
1f. Duncan P. Hennes	For
1g. Peter B. Henry	For
1h. S. Leslie Ireland	For
1i. Renée J. James	For
1j. Gary M. Reiner	For
1k. Diana L. Taylor	For
1l. James S. Turley	For
1m. Casper W. von Koskull	For
2. Proposal to ratify the selection of KPMG LLP as Citi’s independent registered public accountants for 2023.	For
3. Advisory vote to Approve our 2022 Executive Compensation.	For
4. Approval of additional shares for the Citigroup 2019 Stock Incentive Plan.	For
5. Advisory vote to Approve the Frequency of Future Advisory Votes on Executive Compensation.	Year
6. Stockholder proposal requesting that shareholders ratify the termination pay of any senior manager.	Against
7. Stockholder proposal requesting an Independent Board Chairman.	Against
8. Stockholder proposal requesting a report on the effectiveness of Citi’s policies and practices in respecting Indigenous Peoples’ rights in Citi’s existing and proposed financing.	Against
9. Stockholder proposal requesting that the Board adopt a policy to phase out new fossil fuel financing.	Against
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E‐delivery”.

V00659‐P86193‐Z84289‐Z84300